Exhibit 99.1
Asana Appoints Seasoned Finance Executive,
Sonalee Parekh, as New Chief Financial Officer

September 3, 2024 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform, today announced the appointment of Sonalee Parekh as Chief Financial Officer, effective September 11, 2024. Parekh will succeed Tim Wan, who has served in the role since 2017. Wan will remain with the company in an advisory position to support the transition.

Parekh brings more than 25 years of experience in the technology and banking sectors to Asana, having previously held executive finance roles at leading public companies including Chief Financial Officer (CFO) at RingCentral and Divisional CFO, Head of Corporate Development and Investor Relations at Hewlett Packard Enterprise (HPE). At Asana, Parekh will oversee the global finance organization and play a strategic role in supporting the company's next phase of growth and innovation.

Dustin Moskovitz, Asana’s co-founder and CEO, welcomed Parekh to the leadership team: “Sonalee’s public company experience and market perspective, coupled with her proven track record of driving growth and profitability at scale, makes her the ideal person to partner with me and the leadership team as we execute on the large opportunity ahead of us. She’s had a front-row seat to some of the most transformative technology trends and we’re in the midst of another pivotal moment. AI has the enormous potential to reshape not only the work management category but the entire software industry. Sonalee’s experience overseeing and fostering efficient growth during critical inflection points will be invaluable to Asana.”

As CFO at RingCentral, Parekh guided the company through a period of rapid growth, overseeing a doubling of operating profit while maintaining double-digit revenue growth and exceeding $2 billion in annual recurring revenue (ARR). She was also instrumental in the company’s successful expansion into a multi-product portfolio.

At HPE, Parekh played a critical role in the company's transition to an as-a-service business model and led key acquisitions in high growth areas. Parekh has also previously held senior leadership roles at several global investment banks, including Goldman Sachs, Jeffries and Barclays Capital.

"Asana is uniquely positioned to capitalize on the opportunity to leverage AI in the work management category to drive productivity and efficiency benefits for workers across the globe," said Parekh. "I’m excited to partner with Dustin and Asana’s seasoned management team in driving Asana's next phase of growth."

Parekh will be supported by exiting Asana CFO, Tim Wan, for a transition period. Moskovitz continued: “We’ve been incredibly lucky to have the skills and experience of Tim with us for so long. Under his leadership, the company has grown to more than $689 million in revenue. He’s embodied all of our Asana values and been integral to the company’s expansion from fewer than 300 employees to nearly 2000. He’ll be sincerely missed and we thank him for his many contributions.”

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, our ability to execute on our current strategies, our technology and brand position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all

Exhibit 99.1
statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Asana
Asana, the #1 AI work management platform, is where work connects to goals. Over 150,000 customers like Amazon, Accenture, and Suzuki rely on Asana to manage and automate everything from goal setting and tracking to capacity planning to product launches. To learn more, visit asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profiles (@asana and @moskov), and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Contacts
Catherine Buan
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Corporate Communications
press@asana.com